UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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SUPERCLICK, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE
REGISTRANT)

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SUPERCLICK, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 10, 2011

Superclick, Inc. hereby invites you, as one of our shareholders, to attend our annual meeting of shareholders either in person or by proxy. The meeting will be held at the Novotel Montréal Centre, 1180 de la Montagne street, Montréal QC Canada H3G 1Z1 in the Périgord room, 9:30  a.m. local time, for the purpose of considering and acting upon the following matters:

1.   Re-election of three Class III directors to hold office for the ensuing three years ending at our Annual Meeting to be held in 2014 and until their respective successors are elected;

2.   To ratify the appointment of Bedinger & Company as the Company's independent certified public accountant for the fiscal year ending October 31, 2011;

3.   To transact any other business that may properly come before the meeting.

Only shareholders of record at the close of business on April 5, 2011 are entitled to receive notice of and to vote at the annual meeting or any adjournment of the meeting.

By Order of the Board of Directors

/s/ Todd M. Pitcher
Todd M. Pitcher
Chairman and Secretary

Montreal, Quebec
April 11, 2011

YOUR VOTE IS IMPORTANT. ALL SHAREHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE FURNISHED FOR THAT PURPOSE. [GRAPHIC OMITTED]

SUPERCLICK, INC.
10222 St Michel
Suite 300
Montreal, Qc H1H-5H1

PROXY STATEMENT

The board of directors of Superclick, Inc. ("Superclick") is soliciting the enclosed proxy for use at our annual meeting of shareholders to be held on June 10, 2011, at 9:30 a.m., local time, or at any adjournments of the meeting. This proxy statement and the accompanying Notice of Annual Meeting of Shareholders describe the purposes of the annual meeting. The meeting will be held at the Novotel Montréal Centre, 1180 de la Montagne street, Montréal QC Canada H3G 1Z1 in the Périgord room, 9:30 a.m. local time. These proxy solicitation materials were mailed on or about April 16, 2011 to all shareholders entitled to vote at the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:           Why am I receiving these proxy materials?

A:           We sent you this proxy statement and the accompanying proxy card, and our Annual Report for the fiscal year ended October 31, 2010, on or about April 16, 2011 to all shareholders of record entitled to vote at the Annual Meeting.

Q:           Who is entitled to vote at the Annual Meeting?

A:           To be able to vote, you must have been a shareholder on April 5, 2011, the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). As of the Record Date, 45,959,975 shares of our common stock were issued and outstanding.

Our stock transfer books will remain open between the Record Date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at our offices located at 10222 St-Michel, Suite 300, Montreal Quebec, H1H 5H1.

Shareholder of Record: Shares Registered in Your Name. If at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, First American Stock Transfer, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If, at the close of business on the Record Date, your shares were not issued directly in your name, but rather were held in an account at a brokerage firm, bank, or other agent, you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank, or other agent. The broker, bank, or other agent holding your shares in that account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

Q:           What am I being asked to vote on?

A:           (1) The re-election of three Class III directors to hold office for the ensuing three years ending at our Annual Meeting to be held in 2014 and until their respective successors are elected

(2) To ratify the appointment of Bedinger & Company as the Company’s independent certified public accountant; and

(3) To transact any other business that may properly come before the meeting.

Q:   How does the board recommend I vote on these proposals?

A:   Our board of directors recommends: a vote FOR the nominees for director; and a vote FOR the ratification of Bedinger & Company.

Q:   Who is entitled to vote?

A:   The record date for the annual meeting is April 5, 2011. Shareholders of record as of the close of business on that date are entitled to vote at the annual meeting.

Q:   How do I vote?

A:   If you are the record holder of your shares, you may sign and date the enclosed proxy card and return it in the pre-paid envelope, vote via telephone or the internet following the instructions on the enclosed proxy card, or attend and vote at the annual meeting in person.

Q:   Can I revoke my proxy later?

A:   Yes. You have the right to revoke your proxy at any time before the annual meeting by:

(1)  delivering a signed revocation or a subsequently dated, signed proxy card to the Secretary of Superclick before the annual meeting, or

(2)  attending the annual meeting and voting in person.

However, if you have delivered a valid proxy, your mere presence at the annual meeting will not, by itself, revoke that proxy.

Q:   How many shares can vote?

A:   As of the close of business on the record date of April 5, 2011, 45,959,975 shares of common stock were issued and outstanding. We have no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote.

Q:   How is a quorum determined?

A:   For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. Abstentions will be counted as present for quorum purposes.

Q:   What constitutes a quorum?

A:   A quorum is a majority of the voting power of the shares entitled to vote at the annual meeting. Because there were 45,959,975 shares of common stock of our Company outstanding as of the record date, we will need holders of at least 22,979,988 shares of common stock of our Company present in person or by proxy at the annual meeting for a quorum to exist.

Q:  What is required to approve each proposal?

A: For the election of the directors, the nominees in Class III receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.

To be approved, the ratification of the selection of Bedinger & Company as our independent registered public accounting firm must receive a “For” vote from a majority of shares present and entitled to vote either in person or by proxy.

Q:   What are broker non-votes?

A:   "Broker non-votes" are shares held by brokers or nominees for which the broker or nominee lacks discretionary power to vote and never received specific voting instructions from the beneficial owner of the shares.

Q: How will my shares be voted if I return a blank proxy card?

A:   If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy as a vote FOR the nominee named in this proxy statement, and a vote FOR approval of the ratification of Bedinger & Company as the Company's independent certified public accountant. If a broker or nominee who does not have discretion to vote has delivered a proxy but has failed to physically indicate on the proxy card that broker's lack of authority to vote, we will treat the shares as present and count the shares as votes FOR the nominees named in this proxy statement, and FOR approval of the ratification of Bedinger & Company as the Company's independent certified public accountant.

Q:   How will voting on any other business be conducted?

A:   Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business comes before the annual meeting, your signed proxy card gives authority to the proxy holder, Michael Corrigan to vote on those matters at their discretion.

Q:   What if a quorum is not present at the meeting?

A:   If a quorum is not present at the scheduled time of the annual meeting, we may adjourn the meeting, either with or without the vote of the shareholders. If we propose to have the shareholders vote whether to adjourn the meeting, the proxy holders will vote all shares for which they have authority in favor of the adjournment. We may also adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the annual meeting.

Q:  How much stock do Superclick’s directors and executive officers own?

A:   As of March 31, 2011, our current directors and executive officers collectively had beneficial ownership (including options and warrants) of 10,944,453 shares, constituting approximately 18.74% of our outstanding shares. These persons have indicated that they currently intend to vote the shares held by them FOR the nominees named in this proxy statement, and FOR approval of the ratification of Bedinger & Company as the Company's independent certified public accountant.

Q:   Who will bear the costs of this solicitation?

A:   We will pay the cost of this solicitation of proxies by mail. Our officers and regular employees may also solicit proxies in person or by telephone without additional compensation. We will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse these persons for related postage and clerical expenses.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Information about our Board of Directors

We have a classified Board of Directors consisting of one Class I director (George Vesnaver), one Class II director (Sandro Natale) and three Class III directors (Todd M. Pitcher, Paul Gulyas and Ronald A. Fon).

At each annual meeting of shareholders, directors are elected for term of three years to succeed those directors whose terms expire at the Annual Meeting date and serve until their respective successors are duly elected and qualified. The term of our Class III director expires at this Annual Meeting. The term of our Class I director expires the annual meeting to be held in 2012, and the term of our Class II directors expires at the annual meeting to be held in 2013.

The following table sets forth, for our current directors, including the nominees to be elected as Class III directors at this meeting, information with respect to their ages and background.

Name	Position	Age	Director Since
Class I Directors
George Vesnaver	Director	52	2004
Class II Directors
Sandro Natale	Chief Executive Officer and President	42	2003
Class III Directors
Todd M. Pitcher	Chairman	42	2003
Paul Gulyas	Director	53	2005
Ronald A. Fon	Director	43	2009

Nominee for Election for a Three-Year Term Expiring at the 2014 Annual Meeting

Todd M. Pitcher - Mr. Pitcher has been a director of Superclick since January, 2003. He has also been president and chief executive officer of Grand Prix Sports, Inc. since January, 2003 and through the date of Grand Prix Sports' acquisition of Superclick Networks, Inc. in October, 2003. Since 2000, Mr. Pitcher has been managing member of Comprehensive Communications LLC, a San Diego-based business services firm specializing in advisory and administrative support for public companies, and is currently managing partner of Aspire Clean Tech Communications, a San-Diego-based alt/energy and clean tech advisory firm. Mr. Pitcher also serves as an independent director of New Energy Technologies, Inc. (NENE.OB), an alternative energy technologies firm focused on next generation distributed power generation and of GC China Turbines, Inc., (GCHT.OB) a Chinese domestic manufacturer of wind turbines.

Paul Gulyas - Mr Gulyas has more than 29 years of diverse industrial experience in IT systems and products, military/government systems, air traffic and vessel traffic management systems as well as border control and security solutions in companies from the very small to the very large. He is currently responsible for the OEM program within IBM Canada's mid-market business unit. Previously he was President of IOTA Information Management and is a founding partner of the consulting firm TACTexe Incorporated. Mr. Gulyas has a BS in Physics from McMaster University in Hamilton, Ontario.

Ronald A. Fon – Mr Fon is a founder and principal of Optimus Asset Management Inc., a money management firm specializing in early stage venture capital based in Montreal, Quebec. He has served as Director of numerous investment funds and early stage companies. Mr. Fon holds a B.A. (Honors) from McGill University in Montreal and has attended graduate school at the University of Western Ontario in London, Ontario.

Directors Continuing in Office until the 2012 Meeting

George Vesnaver - Mr. Vesnaver has been a Director of Superclick since August, 2004. Mr. Vesnaver is currently Director of Hewlett Packard's (HWP-NYSE) Software Business Unit, and has been with HP for more than 20 years. His experience spans a number of areas including consulting, sales and distribution of enterprise software solutions to companies of all sizes. Mr. Vesnaver holds a bachelor's degree in electrical engineering from Concordia University and an MBA in international business and finance from McGill University.

Directors continuing office until the 2013 Meeting

Sandro Natale - Mr. Natale also serves as CEO and President of Superclick. Mr. Natale approximately 20 years experience in the technology and system integration business. Prior to joining the Superclick Networks team in 2001, Mr. Natale was President and of founder of I.T.S services a successful IT services integrator which was later purchased by GSI Technologies. Mr. Natale served as V.P. of sales and marketing where he assumed increasing responsibilities in various organizational units, including, revenue planning, regulation, marketing, sales operations and information systems. Mr. Natale holds a B.S. in computer science with several technical certifications.

PROPOSAL 1—ELECTION OF CLASS III DIRECTOR

Three persons are to be elected to serve as a Class III  director of the Board of Directors at this 2011 Annual Meeting. The Board’s nominee for election by the shareholders to that position are the current Class III members of the Board of Directors, Todd M. Pitcher, Paul Gulyas and Ronald Fon. If elected, the nominees for election as class III director will serve as directors until our Annual Meeting of shareholders until 2014and until his successor is elected and qualified.

Mr. Pitcher, Mr. Gulyas and Mr. Fon are standing for re-election by the shareholders.

Unless instructed otherwise, the person named in the accompanying proxy will vote the shares represented by such proxy for the election of the nominee for Class III director. The nominees have consented to serve, and the Board does not know of any reason why each of these persons would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting (for example, due to serious illness), the Board can either reduce its size or designate a substitute nominee. If any nominee becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

Required Vote

If a quorum is present and voting, the nominee for Class III director receiving the highest number of votes will be elected as Class III director. Abstentations and broker non-votes have no effect on the vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE FOR THE CLASS III DIRECTORS NAMED ABOVE. UNLESS THE AUTHORITY TO DO SO IS WITHELD, THE PROXY HOLDERS NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Code of Ethics

Our Company has adopted a code of ethics that applies to our chief executive officer, chief financial officer and controller. A copy of the code of ethics can be found in the Corporate Governance section of our Web site at http://www.superclick.com.

Executive Sessions

Our Board of Directors meet in regularly scheduled executive sessions at which only directors and executive officers are present.

Meetings of the Board of Directors

During the fiscal year ended October 31, 2010, the Board of Directors held 9 meetings. All directors attended at least 80% of the aggregate number of meetings of the Board of Directors.

Committees of the Board of Directors

All key issues including compensation, nomination, audits were considered in aggregate by the standing board.

Compensation

The Board of Directors:

•
Periodically reviews and advises the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of our compensation programs for executive officers and directors relative to comparable companies in our industry.

•	Reviews and approves corporate and personal performance goals and objectives relevant to the compensation of all executive officers and sets all executive compensation.
•	Makes recommendations to the Board regarding the establishment and terms of our incentive compensation plans and equity compensation plans, and administers such plans.
•	Approves grants of options, restricted stock and other awards to all executive officers and directors.
•
Approves compensation-related matters outside the ordinary course to executive officers and directors, including but not limited to employment contracts, change in control provisions, severance arrangements and material amendments thereto.

•
Reviews and approves for filing the disclosures in our “Compensation Discussion and Analysis” any other disclosures regarding executive compensation to be included in our public filings or shareholder reports.

•	Makes recommendations to the board regarding director compensation.

The Board is responsible for all grants of equity awards. Equity awards to executive officers of Superclick are made at the meetings of the Board, or by action of the Board taken by unanimous written consent. All awards approved for grant at regularly scheduled meetings are granted effective as of the date of the meeting.

Director Nominations

Our bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting. The Board of Directors has adopted a policy regarding director nominations and regarding communications by shareholders with directors, including the process for evaluating director nominees proposed by shareholders. To date, we have not received any recommendations from shareholders requesting that the Board of Directors consider a candidate for inclusion among the Board’s slate of nominees in our proxy statement.

In evaluating director nominees, the Board of Directors considers the following factors:

•	The appropriate size of our Board of Directors and its Committees
•	The perceived needs of the Board for particular skills, background and business experience
•	The skills, background, reputation, and business experience of nominees compared to the skills, background, reputation and business experience already possessed by other members of the Board
•	The nominee’s independence from management
•	The benefits of a constructive working relationship among directors
•	The desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members

Other than the foregoing, there are no stated minimum criteria for director nominees, and the Board of Directors may also consider such other factors as it may deem are in our best interests and the interests of our shareholders.

The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals that meet the criteria.

Shareholders who wish to communicate with our Board of Directors or with a particular director may send a letter to the Secretary of our Company at the office of its legal counsel, Michael L. Corrigan, Esq., 11995 El Camino Real, Suite 301, San Diego CA 92130. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors

Director Attendance at Annual Meetings

We make every effort to schedule our Annual Meeting at a time and date to maximize attendance by directors taking into account the directors’ schedules. We believe that annual meetings provide an opportunity for shareholders to communicate with directors and have requested all directors make every effort to attend the Company’s Annual Meeting. Historically, more than a majority of the directors have done so; for example, 100% of the directors attended the 2010 Annual Meeting.

COMPENSATION RELATED BOARD INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Board overseeing officer compensation are an officer of Superclick. Todd Pitcher, the Chairman of the Board, has previously served as an officer of the Company but not at any time during 2010.  During fiscal year 2009, the Board of Directors as a whole considered matters relating to compensation. In setting the compensation of non-employee directors, we consider the significant amount of time that the Board members expend in fulfilling their duties to us as well as the experience level we require to serve on the Board. The Board undertakes to annual review the compensation and compensation policies for non-employee members of the Board of Directors.

Compensation:  Directors who are also our employees are not compensated for services provided as a member of the Board of Directors. We reimburse out-of-pocket travel expenses for non-employee directors not residing in the Montreal area in accordance with our travel policy.

During the year ended October 31, 2010, the Company did not issue any shares of common stock in exchange for director services.

On March 14, 2009, the Board adopted a compensation plan providing for fees to be paid to non-employee directors in the amount of $1,000 per month, and reimbursement for  meetings attended as well as related costs.

The following table sets forth information concerning the compensation earned during the fiscal year ended October 31, 2010, by each individual who served as a director at a time during the fiscal year.

Name	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total

Paul Gulyas	17,812	-	-	-	-	-	$17,812
George Vesnaver	15,772	-	-	-	-	-	$15,772
Todd Pitcher	65,637	-	-	-	-	-	$65,637
Ronald A. Fon	55,911	-	-	-	-	-	$55,911
Total	$155,133	$0	$0	$0	$0	$0	$155,133

Mr. Pitcher, Chairman of our Company, provides consulting services to us in exchange for monthly compensation of $5,000 plus related expenses.  Mr. Pitcher is also President of Comprehensive Communications LLC who provides us with business services support.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bedinger & Company LLP has been selected as the Company's independent registered public accountants for the fiscal year ending October 31, 2011. Shareholder ratification of the selection of Bedinger & Company LLP as the Company's independent registered public accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Bedinger & Company LLP for shareholder ratification as a matter of good corporate practice. Bedinger & Company LLP has audited the Company's financial statements since 2000. Notwithstanding the selection, the Board, in its discretion, may direct appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders.

The following table sets forth the aggregate fees billed to us for the fiscal years ended October 31, 2010 and 2009 by Bedinger & Company.

	Fiscal Year 2010	Fiscal Year 2009
Audit Fees	63,595	$62,990
Audit-related fees
Tax Fees	5,000	$5,000
All Other Fees
Total	68,595	$67,990

Audit and Audit Related Fees

The aggregate fees billed for professional services rendered by Bedinger & Company for the audit of the Registrant's annual financial statements and review of the financial statements included in the Registrant's Forms 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal year 2010 were $63,595.00. Additionally, Bedinger & Company has charged $5,000 for tax preparation services for fiscal year 2010.

The Company does not have an audit committee. The Board of Directors approved all of the services rendered to the Company by Bedinger & Company for fiscal years 2009.

Audit Fees

Audit fees relate to services rendered in connection with the annual audit of the Company's financial statements, quarterly reviews of financial statements included in the Company's quarterly and annual reports on Form 10-Q and Form 10-K.

Audit Related Fees

Audit related fees consisted principally of fees relating to due diligence services and fees for certain SEC registration statement services.

Tax Fees

Tax services consisted of fees for tax consultation and tax compliance services.

There were no other fees incurred during fiscal 2010. The Board has concluded that the provision of non-audit services by our principal independent accountants is compatible with maintaining auditor independence. Our pre-approval policy is that all audit and non-audit services provided by our principal independent accountants must be approved in advance by the Board. 100% of the services performed by Bedinger & Company during fiscal 2010 were approved in advance by the Board.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of votes cast affirmatively or negatively on the proposal at the Annual Meeting of shareholders, as well as the presence of a quorum representing a majority of all outstanding shares of our common stock, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE “FOR” THE APPOINTMENT OF BEDINGER & COMPANY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2011.

REPORT OF THE BOARD OF DIRECTORS

Management is responsible for the preparation, presentation and integrity of Superclick’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures; establishing and maintaining internal control over financial reporting; evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Bedinger & Company is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

Board of Directors

Todd M. Pitcher, Chairman
Sandro Natale
Paul Gulyas
George Vesnaver
Ronald A. Fon

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

The following table sets forth, as of March 31, 2011, certain information with respect to the beneficial ownership of our common stock by (i) each shareholder known to us to be a beneficial owner of more than 5% of our common stock, (ii) each of our directors and director-nominees, (iii) each executive officer named in the Summary Compensation Table found elsewhere in this document and (iv) all directors and executive officers of Superclick as a group.

Name	Shares Beneficially Owned		Percent of Class
Sandro Natale (Canada)	6,589,430	(1)	14.3%

Jean Perrotti (Canada)	2,400,000	(2)	5.2%

Todd M. Pitcher	828,359		1.8%

George Vesnaver (Canada)	574,882		1.2%

Paul Gulyas (Canada)	551,782		1.2%

All Officers and Directors as a Group	10,944,453		23.8%

(1) Mr. Natale owns 2,989,430 shares and owns options to purchase an additional 3,600,000 shares of the Company’s common stock at an exercise price of $0.05 per share.
(2) Mr. Perrotti owns 2,400,000 options to purchase the Company’s common stock at an exercise price of $0.05 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and certain officers and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. The Securities and Exchange Commission requires officers, directors, and greater-than-ten-percent beneficial owners to furnish us with copies of all Forms 3, 4 and 5 they file.

We believe that all of our officers, directors and greater-than-ten-percent beneficial owners complied with all their applicable filing requirements during the fiscal year ended October 31, 2010.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three compensation plans that provide the issuance of common stock to officers, directors and consultants. These consist of the 2004 Superclick, Inc. Non-Employee Directors Stock Incentive Plan and the 2004 Incentive Stock Option Plan. The Board of Directors has elected to approve the 2008 Non-Employee Directors Stock Incentive Plan .

Equity Compensation Plans

The 2004 Incentive Stock Option Plan

On April 8, 2004, the Board of Directors of the Company adopted the 2004 Incentive Stock Option Plan. This Plan is a plan for key Employees (including officers and employee directors) and Consultants of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

The total number of shares of Stock set aside for Awards may be granted under the Plan is 2,000,000 shares. The Company may issue each of the following under this Plan: Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award The Plan was effective April 9, 2004 (the "Effective Date"), provided that within one year of the Effective Date, the Plan shall have been approved by at least a majority vote of stockholders. No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.

During the year ended October 31, 2005, the Board of Directors authorized an increase in the shares allotted under the plan to 3,500,000 shares.

During the year ended October 31, 2006, the Board of Directors authorized an increase in the shares allotted under the Plan to 30,000,000 shares. Also, during fiscal year 2006, 111,667 options were canceled due to employee terminations, 376,250 options that were out-of-the-money at $0.50 and $0.60 were exchanged for new options at $0.05 to purchase 15,523,750 shares and no options were exercised. The balance of options outstanding at the end of the year was 16,732,148. The Company granted 15,900,000 fully vested options to employees on October 30, 2006 and valued the options utilizing the Black Scholes Option Pricing Model with the following inputs: Risk-free interest rate 4.67%, Volatility 37% (here we used the standard deviation of closing share prices from November 1, 2002 through October 30, 2006, or 4 years), duration of 4 years, strike price of $.05, which yielded a per share fair market value of $.0179. The Company recognized $285,078 of compensation expense related to the 15,900,000 grants and $83,551 for previously granted options bringing the total recognized option related compensation expense for the fiscal year ended October 31, 2006 to $368,629. The Company has recorded compensation expense of $767,017 through October 31, 2006.

During the year ended October 31, 2007, 490,000 options were exercised resulting in $24,500 to the Company and the issuance of 490,000 shares of common stock. An additional 230,000 options were exercised on October 31, 2007 resulting in $11,500 received with shares issued in four tranches of 57,500 per month subsequent to the fiscal year ended October 31, 2007. Also, during the year, the Company canceled 1,549,792 options (874,792 options due to employee terminations and 675,000 voluntary cancellations from upper management).

During the year ended October 31, 2008, no options were canceled or granted.  740,000 shares of common stock were issued pursuant to option exercises, including 1) 230,000 shares issued pursuant to prior year option exercises, and; 2) 510,000 shares issued pursuant to options exercised during 2008 which resulted in $25,500 to the Company.  No other option activity occurred.

During the year ended October 31, 2009, 100,000 options were canceled and none were granted or exercised.

During the year ended October 31, 2010, 1) 777,356 common stock options with a weighted average exercise price of $0.50 expired and 2) the Company received $17,500 upon the exercise of options to acquire 350,000 shares of common stock.  No options were granted.  The Company has recorded compensation expense of $767,017 through October 31, 2010.

On October 30, 2010, the Board of Directors approved the extension of the expiration date of options granted by the Company on October 30, 2006 to purchase 12,725,000 shares of the Company’s common stock.  Pursuant to the amended option agreements, the new expiration date for the options is October 31, 2012 and the exercise price of the options was adjusted to $0.0504 from the original exercise price of $0.05.  The exercise price was increased to $0.0504 from $0.0500 in order to fully capture the expense of $5,090 that would have been recorded by the Company had the original exercise price remained unchanged from $0.0500.

The following table summarizes the Company's stock option activity for the year ended October 31, 2010 and 2009:

	2009		2010
		Weighted		Weighted
		Average		Average
	Shares	Exercise Price	Shares	Exercise Price

Outstanding at beginning of year	13,952,356	$0.075	13,852,356	$0.075
Granted	-	-	-	-
Forfeited	(100,000)	0.050	(777,356)	0.500
Exercised	-	-	(350,000)	0.050
Outstanding at end of year	13,852,356	0.075	12,725,000	0.050

Options exercisable at year end	13,852,356		12,725,000

2004 Superclick, Inc. Non-Employee Director's Stock Incentive Plan

On December 31, 2003, the Board of Directors of the Company adopted the 2004 Superclick, Inc. Non-Employee Director's Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan provides for the issuance of Options, Restricted Stock, and/or Deferred Stock to an Awardee. The total number of shares of Common Stock which may be awarded under the Plan is 1,500,000. If any awarded shares are forfeited, they become available for future issuance. An annual aggregate limit of 300,000 shares (including Options, Restricted Stock, and Deferred Stock) is set for any individual Director.

The Stock Incentive Plan has a duration of ten years commencing on January 1, 2004. Awardees are defined as an eligible director to whom an award is made. An eligible director is any person who on the date of grant is a member of the Board of Directors of the Company and is not an employee of the Company or of any Subsidiary. Stock Options are non-qualified right-to-buy Options for the purchase of Common Stock of the Company. The term of each Option shall be ten years from the Date of Grant. The Option Price shall be the Fair Market Value of Superclick, Inc. Common Stock on the date the Option is granted. Under no circumstances shall any Option vest in less than one year from the date of grant. Shares purchased upon exercise of an Option must be paid for in full at the time of exercise either in cash or with currently owned shares. Neither the Committee on Directors and Governance nor the Board of Directors may re-price any Option that is less than the option exercise price. Restricted Stock is Common Stock of the Company restricted as to sale in such fashion as the Board of Directors shall determine. Prior to the lifting of the restrictions, the Awardee will be entitled to receive dividends from and to vote the shares of Restricted Stock.

During the year ended October 31, 2009, the Company issued 75,000 shares of common stock in exchange for director services.  The shares were issued for services performed in fiscal year 2008 which expense of $9,000 was recognized in our fiscal year ending October 31, 2008.

No awards under the Non-Employee Director's Stock Incentive Plan were granted or issued during the year ended October 31, 2010

From inception through October 31, 2010, the Company has issued 2,569,772 shares to our directors under this stock incentive plan.

Common Stock

Private Placement and Warrant Activity

In August of 2005, we issued $2,250,000 of convertible debentures with 965,997 warrants attached.  These warrants were canceled pursuant to a settlement agreement dated January 23, 2009 whereby the Company made a $726,079 settlement payment in full satisfaction of our outstanding debentures.

Stock issued for Services

During the year ended October 31, 2009, the Company issued 75,000 shares of common stock in exchange for director services.  The shares were issued for services performed in fiscal year 2008 which expense of $9,000 was recognized in our fiscal year ending October 31, 2008.  Also, the Company issued 300,000 irrevocable restricted shares of common stock in exchange for investor relations services valued at fair market value of $0.18 per share or $54,000.

 No stock was issued for services during the year ended October 31, 2010.

Stock Options

On October 30, 2006 the Board of Directors increased the employee stock option pool established by the employee stock option plan to 30,000,000 from 3,500,000.

During the year ended October 31, 2008, no options were canceled or granted.  740,000 shares of common stock were issued pursuant to option exercises, including 1) 230,000 shares issued pursuant to prior year option exercises, and; 2) 510,000 shares issued pursuant to options exercised during 2008 which resulted in $25,500 to the Company.  No other option activity occurred.

During the year ended October 31, 2009, 100,000 options were canceled, and none were granted or exercised.

During the year ended October 31, 2010, 1) 777,356 common stock options expired, 2) the Company received $17,500 upon the exercise of options to acquire 350,000 shares of common stock and 3) The Board of Directors approved the extension of the expiration date of 12,725,000 options to October 31, 2012 and increased the exercise price to $0.0504 from $0.05.

On October 30, 2010, the Board of Directors approved the extension of the expiration date of options granted by the Company on October 30, 2006 to purchase 12,725,000 shares of the Company’s common stock.  Pursuant to the amended option agreements, the new expiration date for the options is October 31, 2012 and the exercise price of the options was adjusted to $0.0504 from the original exercise price of $0.05.  The exercise price was increased to $0.0504 from $0.0500 in order to fully capture the expense of $5,090 that would have been recorded by the Company had the original exercise price remained unchanged from $0.0500.

Warrants

At October 31, 2009 the Company had no warrants outstanding.  The 965,997 warrants related to the convertible debentures which entitled the holder thereof the right to purchase one common share for each warrant were canceled as a result of the debenture settlement on January 23, 2009.  No other warrant activity occurred during 2010 and 2009.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Information about the Executive Officers

As of March 31 2011, our executive officers, who were elected by and serve at the discretion of the Board of Directors, were as follows:

Name	Age	Position
Sandro Natale	42	President, Chief Executive Officer and Director
Jean Perrotti	48	Chief Financial Officer and Principal Accounting Officer

Sandro Natale, a co-founder of the Company, has served the Company as President and CEO since May, 2005 and has served the Company as Director since October, 2003.

Jean Perrotti joined the Company in November, 2005 as Chief Financial Officer.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Generally, Superclick’s, compensation programs are designed to attract, retain, motivate and appropriately reward individuals who are responsible for Superclick's short- and long-term profitability, growth and return to shareholders. The overall compensation philosophy followed by the Board is to pay competitively while emphasizing qualitative indicators of corporate and individual performance.

Executive Compensation

The Board also uses stock option awards made under the Superclick’s 2004 Stock Incentive Plan to provide various incentives for key personnel, including executive officers. Stock options are priced at the fair market value of the common stock of Superclick Inc. on the date of the grant, and typically vest at the rate of 33 1/3% per year over three years, unless determined otherwise by the Board or other committee overseeing the Plan.

Our Chief Executive Officer and our Chief Financial Officer each received stock option awards in fiscal 2006 but not 2007 and 2008. The Board also periodically makes recommendations to the board of directors for additional stock option awards for eligible individuals, including executive officers, based upon a subjective evaluation of individual current performance, assumption of significant responsibilities, anticipated future contributions, and/or ability to impact overall corporate and/or business unit financial results.

The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by our chief executive officer, chief financial officer and the other highest-paid executive officers serving as such at the end of 2010 whose compensation for that fiscal year was in excess of $100,000. The individuals named in the table will be hereinafter referred to as the "Named Officers." No other executive officer of Superclick, Inc. received compensation in excess of $100,000 during fiscal year 2010.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Sandro	2010	$162,821	$89,552	—	—	—	—	—
Natale, CEO	2009	$149,603	$139,350	—	—	—	—	—
	2008	$178,786	—	—	—	—	—	—
Jean	2010	$144,213	$37,216	—	—	—	—	—
Perrotti, CFO	2009	$132,506	$34,195	—	—	—	—	—
	2008	$117,692	$29,198	—	—	—	—	—

Executives' Compensation Policies

Compensation of our executives is intended to attract, retain and award persons who are essential to the corporate enterprise. The fundamental policy of our executive compensation program is to offer competitive compensation to executives that appropriately reward the individual executive's contribution to corporate performance. The board of directors utilizes subjective criteria for evaluation of individual performance and relies substantially on our executives in doing so. The Board focuses on two primary components of our executive compensation program, each of which is intended to reflect individual and corporate performance: base salary and long-term incentive compensation.

Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with whom we expect to compete for executive talent and with reference to revenues, gross profits and other financial criteria. The Board also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries.

It is the Board's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the board believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of our shareholders. The board believes that option grants should be considered on an annual basis.

Employment Agreements with Executive Officers

Superclick has executed employment agreements with its top two executive officers. Below is a summary of the major terms of these employment agreements.

EMPLOYMENT AGREEMENTS

SANDRO NATALE - Mr. Natale's employment with us is governed by an employment agreement entered into between he and Superclick, Inc. The agreement provides for term of employment that may be extended for additional one (1) year periods.  Mr. Natale was entitled to receive a base salary equal to CDN $190,000 plus bonus based on certain thresholds being met.

JEAN PERROTTI Mr. Perrotti's employment with us is governed by an employment agreement entered into between he and Superclick, Inc. The agreement provides for term of employment that may be extended for additional one (1) year periods.  Mr. Perrotti was entitled to receive a base salary equal to CDN $162,262 plus bonus based on certain thresholds being met.

Options and Stock Appreciation Rights

During the year ended October 31, 2010 no options or stock appreciation rights were granted.

The Company has recorded option compensation expense of $767,017 from inception through October 31, 2010.

Long Term Incentive Plan Awards

No long-term incentive plan awards were made to any of our executive officers during the last fiscal year.

Compensation of Directors

2004 Superclick, Inc. Non-Employee Director's Stock Incentive Plan

On December 31, 2003, the Board of Directors of the Company adopted the 2004 Superclick, Inc. Non-Employee Director's Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan provides for the issuance of Options, Restricted Stock, and/or Deferred Stock to an Awardee. The total number of shares of Common Stock which may be awarded under the Plan is 1,500,000. If any awarded shares are forfeited, they become available for future issuance. An annual aggregate limit of 300,000 shares (including Options, Restricted Stock, and Deferred Stock) is set for any individual Director.

The Stock Incentive Plan has a duration of ten years commencing on January 1, 2004. Awardees are defined as director to whom an award is made. An eligible director is any person who on the date of grant is a member of the Board of Directors of the Company and is not an employee of the Company or of any Subsidiary. Stock Options are non-qualified right-to-buy Options for the purchase of Common Stock of the Company. The term of each Option shall be ten years from the Date of Grant. The Option Price shall be the Fair Market Value of Superclick, Inc. Common Stock on the date the Option is granted. Under no circumstances shall any Option vest in less than one year from the date of grant. Shares purchased upon exercise of an Option must be paid for in full at the time of exercise either in cash or with currently owned shares. Neither the Committee on Directors and Governance nor the Board of Directors may re-price any Option that is less than the option exercise price. Restricted Stock is Common Stock of the Company restricted as to sale in such fashion as the Committee on Directors and Governance shall determine. Prior to the lifting of the restrictions, the Awardee will be entitled to receive dividends from and to vote the shares of Restricted Stock.

During the year ended October 31, 2009, the Company issued 75,000 shares of common stock in exchange for director services.  The shares were issued for services performed in fiscal year 2008 which expense of $9,000 was recognized in our fiscal year ending October 31, 2008.

During the year ended October 31, 2010 no stock was awarded to our directors.

From inception through October 31, 2010, the Company has issued 2,569,772 shares to our directors under this stock incentive plan.

The 2004 Incentive Stock Option Plan

On April 8, 2004, the Board of Directors of the Company adopted the 2004 Incentive Stock Option Plan. This Plan is a plan for key Employees (including officers and employee directors) and Consultants of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

The Company may issue each of the following under this Plan: Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award The Plan was effective April 9, 2004 (the "Effective Date"), provided that within one year of the Effective Date, the Plan shall have been approved by at least a majority vote of stockholders. No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.

Options Exercised In Last Fiscal Year And Fiscal Year-End Option Values

During the year ended October 31, 2009 100,000 options were canceled.  As of October 31, 2009, the Company had 13,852,356 outstanding options all of which were exercisable.  The value to the company of the exercisable options based on their actual strike prices is $1,040,553.

During the year ended October 31, 2010, 1) 777,356 common stock options expired, 2) the Company received $17,500 upon the exercise of options to acquire 350,000 shares of common stock and 3) The Board of Directors approved the extension of the expiration date of 12,725,000 options to October 31, 2012 and increased the exercise price to $0.0504 from $0.05.  As of October 31, 2010, the Company had 12,725,000 outstanding options all of which were exercisable.  The value to the company of the exercisable options based on their actual strike prices is $641,340.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Pitcher, Chairman of our company, provides consulting services to us in exchange for monthly compensation of $5,000 plus related expenses.  Mr. Pitcher is also President of Aspire Clean Tech Communications who provides us with business services support.

REPORT OF THE BOARD OF DIRECTORS

We, the Board of Directors of Superclick, Inc. have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended that the Compensation Discussion and Analysis be included in this Proxy Statement and in Superclick’s Form 10-K for the fiscal year ended October 31, 2010.

Board of Directors

Todd M. Pitcher
Paul Gulyas
George Vesnaver
Sandro Natale
Ron Fon

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Shareholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable Securities and Exchange Commission rules. For a shareholder proposal to be included in our proxy materials for the fiscal year 2012 Annual Meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, no later than October 17, 2011. Shareholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than the above date.

Should a shareholder proposal be brought before the 2012 Annual Meeting our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Secretary at our principal executive offices, prior to the close of business on October 17, 2011.

ANNUAL REPORT TO SHAREHOLDERS

A copy of our Form 10K has been mailed concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The 10KSB is not incorporated into this proxy statement and is not considered proxy solicitation material.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2011 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

Todd M. Pitcher
Chairman and Secretary

Montreal, Quebec
April 11, 2011